[Government Technology Services, Inc. Logo]

                      GOVERNMENT TECHNOLOGY SERVICES, INC.

                      Nonstatutory Stock Option Agreement


         Government Technology Services, Inc., a Delaware corporation (the "Company"), hereby grants to M. Dendy Young (the "Optionee") an option (the "Option") to purchase a total of 700,000 shares of Common Stock (the "Shares") of the Company, at the price and on the terms set forth herein.


         Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 442A of the Internal Revenue Code of 1986, as amended (the "Code"), or otherwise to qualify for any special tax benefits to the Optionee.

         1. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Common Stock" shall mean the Common Stock, $.005 par value, of the Company.

                  (c) "Eligible Common Stock" shall mean the Optioned Stock which the Optionee shall have exercised his right to acquire in accordance with Section 5.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (e) "Optioned Stock" shall mean the Common Stock subject to this Option.

                  (f)      "Person"   shall  mean  any   individual,
partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  (g) "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of the Common Stock covered by the Registration Statement, and by all other amendments, and in each case including all material incorporated by reference therein.

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                  (h)      "Registration  Statement"  shall  mean  any
registration statement of the Company on Form S-8 under the Securities Act and
all amendments and  supplements  to  such  registration  statement,   including
post-effective amendments, in each case including the Prospectus contained therein, all material incorporated by reference therein and all exhibits thereto.

                  (i)      "SEC" shall mean the Securities and Exchange
Commission.

                  (j) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  (k) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 425(f) and (g) of the Code.

         3. Date of Grant; Term of Option. This Option is granted as of December 18, 1995 (the "Grant Date"), and it may not be exercised later than December 18, 2005 (the "Termination Date").

         4.       Option Exercise Price.  The Option exercise price is $3.75 per
Share.

         5. Exercise of Option. This Option shall be exercisable during its term only as follows:

                  (a) Right to Exercise. This Option shall vest and be exercisable cumulatively as follows: 350,000 Shares on the Grant Date, 250,000 Shares on the first anniversary of the Grant Date, and 100,000 Shares on the second anniversary of the Grant Date; provided, however, that in the event of termination by the Company of that certain Employment Agreement dated December 18, 1995 between the Company and the Optionee (the "Employment Agreement") pursuant to Section 8(a)(ii) thereof, or upon the occurrence of a Change of Control (as defined therein) and subsequent employment termination pursuant to Section 8(c)(ii) thereof, all previously unvested installments of this Option shall immediately and cumulatively vest and be exercisable; and provided, further, that if the Employment Agreement is terminated by the Company for Cause (as defined therein) all previously unvested installments of this Option shall not vest and this Option shall not be exercisable with respect to the Shares of Optioned Stock covered by such installments.

                  (b) Method of Exercise. This Option shall be exercisable from time to time as to all or any portion of the Shares as to which this Option is then exercisable by written notice in the form of Attachment A attached hereto (the "Notice"). The Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The Notice shall be accompanied by payment of the aggregate Option exercise price. Such payment of the aggregate Option exercise price shall be by cash or check or by tender of shares of Common Stock, which shares shall be valued at the price at which the Common Stock was last traded on the National Association of Securities Dealers, Inc. Automated Quotation System on the day before such tender. The certificate or certificates for the Shares as to which this Option shall be exercised shall be registered in the name of the Optionee and shall be registered as required under Section 15 hereof.

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

                  (c) Restrictions on Exercise. This Option may not be exercised for a fraction of a Share.

                  (d) Effect of Exercise. Exercise of this Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under this Option by the number of Shares as to which this Option is exercised.

         6. No Rights as Stockholder. Until this Option is properly exercised in whole or in part in accordance with the terms of Section 5 hereof, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date this Option is exercised, except as provided in Section 10 hereof.

         7. Delivery of Share Certificates. As soon as practicable after any proper exercise of this Option, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which this Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which this Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

         8. Termination of Option. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 3 hereof.

         9. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10.      Adjustment Upon Changes in Capitalization.

                  (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by this Option, as well as the exercise price per Share of the Shares covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or combination or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to employees or directors); provided, however, that the conversion of any convertible securities of the

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Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuances by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

                  (b) In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation as a result of which the Company is not the surviving and controlling corporation, the Board shall (i) make provision for the assumption of this Option by the successor corporation or (ii) declare that this Option shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Optionee and shall give the Optionee the right to exercise this Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, provided such exercise does not violate Section 5 hereof.

                  (c) No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by this Option, when changed as the result of such action, shall be reduced shall be the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

         11. Reservation of Shares. The Company covenants and agrees that during the term of this Option the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Option at least the maximum number of shares of Common Stock issuable upon the exercise of this Option.

         12. Continuation of Employment. This Option shall not confer upon the Optionee any right to be employed by or continue in the employment of the Company or any of its Subsidiaries.

         13. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

         14. Common Stock Subject to Registration Rights. All Eligible Common Stock will cease to be Eligible Common Stock when (i) a Registration Statement covering such Eligible Common Stock has been declared effective by the SEC and such Eligible Common Stock has been

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

disposed of pursuant to such effective Registration Statement, (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) it has otherwise been transferred and it may be resold by such transferee without subsequent registration under the Securities Act and without restriction under Rule 144.

         15.      Registration Rights.

                  (a) At any time after the Optionee shall have exercised his right to acquire Optioned Stock as provided in Section 5 and up until and including the Termination Date, the Optionee shall have the right to make written requests (each a "Demand") on the Company to cause the Company to use its best reasonable efforts to effect the filing of a Registration Statement with respect to the Eligible Common Stock. Each Demand shall set forth the number of shares of Eligible Common Stock proposed to be sold by the Optionee.

                  (b) At any time on or after the first anniversary of the Grant Date up until and including the Termination Date, if the Company shall have filed a Registration Statement covering any of its Common Stock, and such Registration Statement shall be effective under the Securities Act, the Company shall use its best reasonable efforts to effect the registration of the Eligible Common Stock by including such Eligible Common Stock in such Registration Statement.

                  (c) Notwithstanding the foregoing, the Corporation at its own initiative may cause a Registration Statement on Form S-8 to be filed with the SEC with respect to the Optioned Stock.

         16. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 15 hereof, the Company will use its best reasonable efforts to effect the registration of the Eligible Common Stock in accordance with the intended method or methods or distribution thereof, and pursuant thereto to the Company shall:

                  (a) prepare and file with SEC, as soon as practicable after receipt of a Demand, a Registration Statement relating to the Eligible Common Stock with respect to which a Demand has been received in accordance with the intended method or methods of distribution thereof and shall include all financial statements and other information required by the SEC to be filed therewith, and use its best reasonable efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep the Registration
Statement effective until the distribution of the Eligible Common Stock under the Registration Statement is complete; cause the Prospectus to be supplemented by any required prospectus supplement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                  (c) notify the Optionee promptly (i) when the Registration Statement has become effective and when any post-effective amendment or supplement thereto becomes effective and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in the Registration Statement untrue or which requires the making of any changes in the Registration Statement or the Prospectus or any document incorporated therein by reference to make the statements therein not misleading;

                  (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time:

                  (e) deliver to the Optionee as many copies of the Prospectus and any amendment or supplement thereto as the Optionee may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Optionee in connection with the offering and sale of the Eligible Common Stock covered by the Prospectus or any amendment or supplement thereto;

                  (f) prior to any public offering of Eligible Common Stock, make reasonable efforts to register or qualify or cooperate with the Optionee, in connection with the registration or qualification of such Eligible Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Optionee reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the
Optionee to  consummate  the  disposition  in such jurisdictions   of  the
Eligible Common Stock covered by the Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) subject itself to taxation in any such jurisdiction; or (iii) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (g) cooperate with the Optionee and the managing underwriters, to facilitate the timely preparation and delivery of certificates representing the Eligible Common Stock to be sold and not bearing any restrictive legends; and enable such Eligible Common Stock to be in such denominations and registered in such names as the Optionee may request at least two business days prior to any sale of the Eligible Common Stock;

                  (h) as promptly as practicable following the occurrence of any event contemplated by Section 16(c)(iv) hereof, make reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Eligible Common Stock, the Prospectus will not contain an untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (i) make reasonable efforts to cause all the Eligible Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed if requested by the Optionee.

The Company may require the Optionee to furnish to the Company such information regarding the distribution of the Eligible Common Stock as the Company may from time to time reasonably request in writing.

The Optionee agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 16(c)(iv) hereof, the Optionee will forthwith discontinue the offering and disposition of Eligible Common Stock until the Optionee's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 16(h) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Optionee will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Optionee's possession, of the Prospectus covering such Eligible Common Stock current at the time of receipt of such notice.

         17. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including SEC registration and filing fees, fees and expenses of compliance with state securities, or blue sky, laws and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed in connection with the Demand Registration will be borne by the Company.

         18. Action by the Company. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         19. Interpretation. As a condition to the granting of this Option, the Optionee and each person who succeeds to the Optionee's rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Board in its good faith sole discretion, and that any such determination or interpretation of the terms of this Option by the Board shall be final, binding and conclusive.

         20. Notices. Any notice to be given to the Company pursuant to this Option shall be addressed to the Company in care of its Corporate Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to the Optionee shall be delivered personally or addressed to him at the address given beneath his signature set forth below, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

         21. Invalid Provisions. In the event that any provision of this Option is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained therein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

         22. Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

         This Agreement is dated as of December 18, 1995.

Government Technology Services, Inc.         M. Dendy Young


By:    /s/ Worth D. MacMurray                Signature:  /s/ M. Dendy Young

Name:  Worth D. MacMurray                    Address:  6204 Elmwood Road
      --------------------------------                ------------------

Title:  General Counsel                                Chevy Chase, MD  20815
       -------------------------------                -----------------------

                  [Government Technology Services, Inc. Logo]


                      GOVERNMENT TECHNOLOGY SERVICES, INC.

                       NOTICE OF EXERCISE OF STOCK OPTION
                         (Please print legibly or type)


         I, M. Dendy Young ("Optionee"), hereby agree, represent and warrant to Government Technology Services, Inc. (the "Company") as follows:

         1. On December 18, 1995, I was granted a Stock Option (the "Option") pursuant to an Employment Agreement between myself and the Company dated December 18, 1995 (the "Employment Agreement").

         2. Pursuant to the Option, I was granted the right to purchase 700,000 shares of the Company's Common Stock, subject to adjustment in accordance with the Employment Agreement (the "Optioned Shares").

         3. I am eligible to exercise the Option to the extent that I am exercising the Option.

         4. I hereby elect to exercise the Option to purchase __________ of such Optioned Shares (the "Shares") under the Stock Option Agreement evidencing said Option at $3.75 per Share, for an aggregate purchase price of $_________.

         5. This Notice of Exercise of Stock Option is accompanied by payment in full for the Shares and withholding tax in cash or check or by tender of shares of Common Stock as set forth in the Option.

         6. In connection with my exercise of the Option, I have reviewed a copy of the Company's Registration Statement on Form S-8 relating to the Common Stock issuable pursuant to the Option.



Dated:  ______________________               _______________________________
                                             Signature of Optionee

______________________________               _______________________________
Social Security Number                       Address

                                             _______________________________
                                             City, State, Zip


Received on behalf of Government Technology Services, Inc. on _________________.


                                             Signature: _______________________

                                             Print Name: ______________________